Exhibit 32

Certification of Principal Executive and Principal Financial Officer Pursuant to 18 U.S.C.
Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Chief Consolidated Mining Company (the ‘‘Company’’) on Form 10-QSB for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), the undersigned principal executive and financial officer of the Company hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 23, 2007

/s/ Richard R.Schreiber Richard R. Schreiber Interim President (Principal Executive and Financial Officer)